Exhibit 99.1
THORATEC REPORTS 44 PERCENT INCREASE IN SECOND QUARTER
REVENUES;
PERFORMANCE DRIVEN BY SUCCESSFUL U.S. COMMERICIAL LAUNCH OF
HEARTMATE II® FOR BRIDGE-TO-TRANSPLANTATION
     (PLEASANTON, CA), July 31, 2008—Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, today said that revenues for the second quarter of 2008 increased 44 percent over revenues in the same period a year ago.
     Revenues for the quarter ended June 28, 2008 were $82.6 million versus $57.3 million in the second quarter of 2007. Net income on a GAAP basis in the second quarter of fiscal 2008 was $8.7 million, or $0.15 per diluted share, compared with net income on a GAAP basis of $1.3 million, or $0.02 per diluted share, in the second quarter of 2007. Non-GAAP net income, which is described later in this press release, was $12.1 million, or $0.20 per diluted share, in the second quarter of 2008, compared with non-GAAP net income of $5.3 million, or $0.09 per diluted share, in the same period a year ago.
     For the first six months of fiscal 2008, revenues were $147.1 million versus $114.6 million in the first six months a year ago, or an increase of 28 percent. On a GAAP basis, Thoratec reported net income of $9.0 million, or $0.16 per diluted share, versus net income of $1.0 million, or $0.02 per diluted share, a year ago. Non-GAAP net income for the first six months of fiscal 2008 was $16.7 million, or $0.28 per diluted share, compared with non-GAAP net income of $9.6 million, or $0.17 per diluted share, in the first six months of fiscal 2007.
     “We were extremely pleased with our performance for the quarter, which was driven by a 68 percent increase in sales at our Cardiovascular Division year-over-year,” said Gary F. Burbach, president and chief executive officer.
     “The key contributor to this growth was our successful launch of the HeartMate II LVAS (Left Ventricular Assist System) for bridge-to-transplantation (BTT) following its approval by the FDA in April. Our program to bring on new centers is ahead of expectations, as we added 26 during the quarter. We have also seen increased activity at existing centers and benefited from favorable pricing for the HeartMate II. In addition, we are seeing continued strong adoption of the HeartMate II in Europe,” he added.
     Burbach said that the company believes that factors contributing to increased utilization of mechanical circulatory support include the ongoing flow of favorable data around the HeartMate II, increasing clinician comfort with the device—based on the patient experience and ease of the procedure—and an improved reimbursement environment.
     “Our financial performance also reflects solid growth at our International Technidyne Corporation (ITC) Division. Our ProTime® alternate site business had strong growth, as did our

HEMOCHRON® coagulation product line, and our AVOX co-oximetry systems,” Burbach noted.
     The company also updated enrollment in the Destination Therapy (DT) arm of its Pivotal clinical trial for the HeartMate II. As of July 25, 2008, there were 570 patients enrolled in the DT arm of the trial. Enrollment in the randomized portion of the DT arm was 350 patients.
FINANCIAL HIGHLIGHTS
     Thoratec reported revenues of $82.6 million in the second quarter of 2008 compared with revenues of $57.3 million in the second quarter of 2007. Cardiovascular Division revenues were $57.5 million versus $34.2 million in the same period a year ago. Revenues at ITC were $25.1 million versus $23.1 million a year ago.
     GAAP gross margin for the second quarter of 2008 was 61.5 percent versus 58.8 percent a year ago. Non-GAAP gross margin, which excludes SFAS No. 123R expense and is described later in this press release, was 62.1 percent versus 59.4 percent a year ago. The improvement in gross margin reflects primarily the increase in average selling prices associated with U.S. commercial approval of the HeartMate II and favorable pump mix at the Cardiovascular Division combined with favorable manufacturing variances. This was offset by lower margins at ITC primarily related to geographic and product mix and competitive pricing pressure in our skin incision business.
     Operating expenses for the second quarters of 2008 and 2007 on a GAAP basis were $40.0 million and $33.0 million, respectively. On a non-GAAP basis, operating expenses in the second quarter of 2008 were $34.5 million compared with $27.6 million in the second quarter of 2007. Operating expenses on a non-GAAP basis are described later in this press release. The year-over-year increase in operating expenses is primarily due to product and market development initiatives, commercialization efforts around the HeartMate II, and higher compensation expense.
     The company’s GAAP effective tax rate for the second quarter of 2008 was 27.8 percent versus 6.1 percent in the second quarter of 2007. The non-GAAP tax rate for the second quarter of 2008, which is described later in this press release, was 32.4 percent versus 26.8 percent in the prior year. This increase is primarily related to an increase in projected pre tax earnings and the absence of R&D tax credits in 2008, which will be recognized in a future period upon Congressional approval.
     On a GAAP and non-GAAP basis, the company’s convertible debt was dilutive to the company’s fully diluted weighted average shares outstanding. The increase in shares was approximately 7.3 million.

     Cash and investments at the end of the quarter were $228 million, an increase of $10 million from the end of fiscal 2007. The cash and investments balance includes $32.0 million of Auction Rate Securities classified as long term investments.
     The company also provided a breakdown of sales by product line year-to-date for both of its divisions. The Cardiovascular Division year-to-date revenue was $97.7 million. HeartMate II and HeartMate® XVE product sales were $69.0 million, an increase of 59 percent year-over-year. PVAD and IVAD product line sales were $22.0 million, a decrease of two percent year-over year. CentriMag® sales were $5.4 million, an increase of 108 percent year-over-year, and graft sales were $1.3 million, consistent with prior year.
     The ITC Division year-to-date revenue was $49.3 million. Hospital point-of-care revenues, which include HEMOCHRON coagulation, AVOX co-oximetry and IRMA® blood gas products, were $27.2 million, an increase of 16 percent year-over-year. Alternate site revenues, which are primarily from ProTime sales, were $13.8 million, a seven percent increase over last year, while skin incision revenues were $8.3 million, a decrease of three percent versus last year.
GUIDANCE FOR FISCAL 2008
     The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward looking statements, please see additional information below. The company provided an update to guidance for the full year. Revenues are projected to be between $285 million and $295 million. GAAP gross margins are expected to be between 58% and 59%, with non-GAAP gross margins between 59% and 60%. GAAP EPS is expected to be between $0.20 and $0.26, while non-GAAP EPS is expected to be in a range of $0.47 to $0.52.
CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m., Eastern Daylight Time) today. The teleconference can be accessed by calling (913) 312-0379, passcode 4566478. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Thursday, August 7, 2008, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 4566478.

GAAP TO NON-GAAP RECONCILIATION
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by its products and certain costs of producing that revenue, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP tax rate, non-GAAP net income, and non-GAAP EPS. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.
     Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors’ operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company’s business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.
     Non-GAAP net income (loss) consists of GAAP net income (loss) before taxes, excluding, as applicable, share-based compensation expense under SFAS No. 123R, amortization of purchased intangibles, the 2007 changes in the value of the make-whole provision of our convertible notes, as adjusted by the amount of additional taxes payable or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.
     Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense under SFAS No 123R.
     Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense under SFAS No. 123R and amortization of purchased intangibles

     Non-GAAP tax rate consists of the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
     Management believes that it is useful in measuring Thoratec’s operations to exclude amortization of intangibles, and in-process research and development expenses. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events. Management believes it is useful to exclude 2007 changes in the value of the make-whole provision of our convertible notes as this item is also not indicative of Thoratec’s core operating business. The make-whole provision is a non-operating item that is included in other income (expense) and is part of our financing activities in 2007.
     Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use under SFAS No. 123R, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec’s recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors’ ability to review Thoratec’s business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company’s business operations.
     There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee’s compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.
     Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec’s financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.
     The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.
The following table includes the GAAP income statement for the three and six month periods ending in 2008 and 2007.

THORATEC CORPORATION
Condensed Consolidated Statement of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007

Product sales	$82,648	$57,333	$147,075	$114,643
Cost of product sales	31,825	23,648	60,415	46,445

Gross profit	50,823	33,685	86,660	68,198

Operating expenses:
Selling, general and administrative	23,857	19,134	44,493	41,079
Research and development	12,839	10,767	25,358	21,660
Amortization of purchased intangible assets	3,296	3,143	6,592	6,296

Total operating expenses	39,992	33,044	76,443	69,035

Income (loss) from operations	10,831	641	10,217	(837)
Other income and (expense):
Interest expense	(1,131)	(1,074)	(2,021)	(2,142)
Interest income and other	2,281	1,766	4,459	3,953

Income before income taxes	11,981	1,333	12,655	974
Income tax benefit (expense)	(3,330)	(80)	(3,655)	4

Net income	$8,651	$1,253	$9,000	$978

Net income per share
Basic	$0.16	$0.02	$0.17	$0.02

Diluted	$0.15	$0.02	$0.16	$0.02

Shares used to compute net income per share:
Basic	54,556	53,370	54,389	53,055
Diluted	62,624	54,728	62,396	54,421

The following table reconciles the specific items excluded from GAAP net income in the calculation of non-GAAP net income for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)
Net income/(loss) reconciliation

	Three Months Ended			Six Months Ended
	June 28, 2008		June 30, 2007	June 28, 2008	June 30, 2007

Net income on a GAAP basis	$8,651		$1,253	$9,000	$978
Share-based compensation expense:
— Cost of product sales	471		381	913	738
Share-based compensation expense:
— Selling, general and administrative	1,562		1,757	3,236	4,105
— Research and development	596		591	1,344	1,389
Amortization of purchased intangibles	3,296		3,143	6,592	6,296
Make-whole provision	—	(B)	11	—	(80)
Income tax effect of non-GAAP adjustments	(2,471)		(1,851)	(4,433)	(3,864)

Net income on a non-GAAP basis	$12,105		$5,285	$16,652	$9,562

Diluted net income (loss) per share reconciliation

	Three Months Ended				Six Months Ended
	June 28, 2008		June 30, 2007		June 28, 2008		June 30, 2007
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.15		$0.02		$0.16		$0.02
Share-based compensation expense:
— Cost of product sales	0.01		0.01		0.01		0.01
Share-based compensation expense:
— Selling, general and administrative	0.02		0.03		0.05		0.08
— Research and development	0.01		0.01		0.02		0.03
Amortization of purchased intangibles	0.05		0.06		0.11		0.12
Make-whole provision	—		—		—		—
Income tax effect of non-GAAP adjustments	(0.04)		(0.03)		(0.07)		(0.07)
Convertible debt dilution impact	—	(A)	(0.01	)(A)	—	(A)	(0.02	)(A)

Diluted net income per share on a non-GAAP basis	$0.20		$0.09		$0.28		$0.17

Shares used in calculation of diluted net income per share —GAAP	62,624		54,728		62,396		54,421

Shares used in calculation of diluted net income per share — Non-GAAP	62,624		62,018		62,396		61,711

(A)	The company’s total diluted share count on a non-GAAP basis in Q2 2008 and Q2 2007 & GAAP basis in Q2 2008 includes approximately 7.3 million shares underlying its convertible notes as they were dilutive for the quarter.

(B)	The Make-whole provision is included in Non-GAAP earnings for Q2 2008.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin in the calculation of non-GAAP gross profit and gross margin for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended				Six Months Ended
	June 28, 2008		June 30, 2007		June 28, 2008		June 30, 2007

Gross profit on a GAAP basis	$50,823	61.5%	$33,685	58.8%	$86,660	58.9%	$68,198	59.5%
Share-based compensation expense	471		381		913		738

Gross profit on a non-GAAP basis	$51,294	62.1%	$34,066	59.4%	$87,573	59.5%	$68,936	60.1%

The following tables reconcile the specific items excluded from GAAP operating expenses in the calculation of non-GAAP operating expenses for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007

Operating expenses on a GAAP basis	$39,992	$33,044	$76,443	$69,035
Share-based compensation expense:
— Selling, general and administrative	(1,562)	(1,757)	(3,236)	(4,105)
— Research and development	(596)	(591)	(1,344)	(1,389)
Amortization of purchased intangibles	(3,296)	(3,143)	(6,592)	(6,296)

Operating expenses on a non-GAAP basis	$34,538	$27,553	$65,271	$57,245

The following table reconciles the GAAP tax rate adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.
THORATEC CORPORATION
GAAP to Non-GAAP Tax Benefit (Expense) Reconciliation
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended				Six Months Ended
	June 28, 2008		June 30, 2007		June 28, 2008		June 30, 2007

Tax benefit (expense) on a GAAP basis	$(3,330)	27.8%	$(80)	6.0%	$(3,655)	28.9%	$4	(0.4)%
Amortization of purchased intangibles	(1,318)		(1,219)		(2,637)		(2,440)
Make-whole provision	—		—		—		35
Equity plan review adjustment	—		—		—		(38)
Share-based compensation expense and other	(1,153)		(632)		(1,795)		(1,421)

Tax expense on a non-GAAP basis	$(5,801)	32.4%	$(1,931)	26.8%	$(8,087)	32.7%	$(3,860)	28.8%

The following tables reconcile the Guidance on a GAAP and Non GAAP basis for the periods shown below:
THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)
Gross margin

	For the Fiscal Year Ended 2008
	From	To
(in thousands)
Gross profit on a GAAP basis	58%	59%
Share-based compensation expense:
— Cost of product sales	1%	1%

Gross profit on a non-GAAP basis	59%	60%

Diluted net income/(loss) per share reconciliation

	For the Fiscal Year Ended 2008
	From	To
(in thousands, except per share data)
Diluted net income (loss) per share on a GAAP basis	$0.20	$0.26
Share-based compensation expense	0.20	0.20
Amortization of purchased intangibles	0.21	0.21
Income tax effect of non-GAAP adjustments	(0.14)	(0.15)

Diluted net income per share on a non-GAAP basis	$0.47	$0.52

Shares used in calculation of diluted net income (loss) per share —GAAP	62,801	62,801

Shares used in calculation of diluted net income per share —non-GAAP (a)	62,801	62,801

(a)	Shares used in the per share calculation for reconciling items between GAAP and non-GAAP financial measures.

     Thoratec is a world leader in therapies to address advanced stage heart failure. The company’s product lines include the Thoratec® VAD and HeartMate LVAS with nearly 12,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) Division supplies point-of-care blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Thoratec, the Thoratec logo, HeartMate, and HeartMate II are registered trademarks of Thoratec Corporation, and IVAD is a trademark of Thoratec Corporation. ITC, A-VOX Systems, AVOXimeter, HEMOCHRON, ProTime, and IRMA are registered trademarks of International Technidyne Corporation. CentriMag is a registered trademark of Levitronix LLC.
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2008 financial results, future performance or timelines and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the results of enrollment in and timing of clinical trials, including for the HeartMate II, the ability to improve financial performance, regulatory approval processes, the effects of healthcare reimbursement and coverage policies, the effects of seasonality in Thoratec product sales, the effects of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K, and as may be updated in subsequent SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
Contact Information:
David Smith
Executive Vice President, Chief Financial Officer
Thoratec Corporation
(925) 847-8600
or
Neal Rosen
Ruder- Finn
(415) 692-3058